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OWOSSO CORPORATION

EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                             Three Months Ended                   Six Months Ended
                                                        -----------------------------       -----------------------------
                                                          April 27,         April 28,         April 27,         April 28,
                                                            2003              2002               2003             2002
BASIC:

Net income (loss) available
          for common shareholders                       $ (507,000)        $ 4,115,000      $(1,082,000)       $2,225,000
                                                        ==========         ===========      ===========        ==========
Weighted average number
          of common shares outstanding                   5,874,000           5,874,000        5,874,000         5,874,000
                                                        ==========         ===========      ===========        ==========
Basic earnings (loss) per common share                  $    (0.09)        $      0.70      $     (0.18)       $     0.38
                                                        ==========         ===========      ===========        ==========
DILUTED:

Net income (loss) available
          for common shareholders                       $ (507,000)        $ 4,115,000      $(1,082,000)       $2,225,000
                                                        ==========         ===========      ===========        ==========
Weighted average number
          of common shares outstanding                   5,874,000           5,874,000        5,874,000         5,874,000

Dilutive effect of stock options                                 -                   -                -                 -
                                                        ==========         ===========      ===========        ==========
Weighted average number
          of common shares outstanding                   5,874,000           5,874,000        5,874,000         5,874,000
                                                        ==========         ===========      ===========        ==========

Diluted earnings (loss) per common share                $    (0.09)        $      0.70      $     (0.18)       $     0.38
                                                        ==========         ===========      ===========        ==========
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